EXHIBIT 99.1
REVOCABLE PROXY
LUMINENT MORTGAGE CAPITAL, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
[          ], 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Luminent Mortgage Capital, Inc. (“Luminent”) hereby appoints S. Trezevant Moore, Jr. and Karen Chang, and each or either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote all shares of common stock of Luminent that the undersigned would be entitled to vote at the special meeting of stockholders to be held at the offices of Duane Morris LLP, United Plaza, 12th Floor, 30 South 17th Street, Philadelphia, Pennsylvania, at [ ], local time, and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE.
This appointment of proxy confers certain discretionary authority described in the joint proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side)
FOLD AND DETACH HERE
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LUMINENT MORTGAGE CAPITAL, INC. – ANNUAL MEETING, [      ], 2008
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://www.
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call toll free 1- on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Via the Internet at https://www. and follow the instructions.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Stockholders	Revocable Proxy	Please mark as ☒ indicated in this example
[ ], 2008	LUMINENT
MORTGAGE
CAPITAL, Inc.
1.	Election of Class II Directors (See nominees below).

WITHHOLD
AUTHORITY
TO
VOTE FOR
Nominees:		FOR ALL	ALL
(1)	Robert B. Goldstein	NOMINEES	NOMINEES
(2)	Jay A. Johnston
(3)	Francesco Piovanetti	☐	☐
(INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominee’s name below.)

		For	Against	Abstain

2.	Proposal to approve Luminent’s merger with and into Holding Sub LLC, or Sub, and the other transactions contemplated by the Agreement and Plan of Merger dated as of March , 2008 by and among Sub, Luminent LLC, or LLC, and Luminent.	☐	☐	☐

3.	Proposal to approve the adjournment of the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal No. 2.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment, postponement or continuation of the special meeting.
The Board of Directors recommends a vote FOR the nominees listed in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3.
This proxy should be dated, signed by the stockholder exactly as his or her name appears hereon and returned promptly to Mellon Investor Services LLC in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature	Signature	Date

    FOLD AND DETACH HERE

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to [      ], [      ], 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	Anytime prior to
[ ], [ ], 2008	[ ], [ ], 2008 go to

1-	https://www.
Please note that the last vote received, whether by mail, telephone or Internet will be the vote counted.
ONLINE PROXY MATERIALS: Access at https://www.
Your vote is important!